[*****] = Certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential

Execution Version

Amendment No. 2 to Purchase Agreement and Amendment No. 1 to Servicing Agreement

This Amendment No. 2 to Purchase Agreement and Amendment No. 1 to Servicing Agreement

(this “Amendment”), dated as of August 23, 2024 (the “Amendment Date”) by and among MoneyLion Technologies Inc., a Delaware corporation, as servicer (the “Servicer”), Sound Point Capital Management, LP, a Delaware limited partnership, as purchaser agent (the “Purchaser Agent”), SP Main Street Funding I LLC, a Delaware limited liability company, as initial purchaser (the “Initial Purchaser”), and ML Plus LLC, a Delaware limited liability company, as seller (the “Seller”).

RECITALS

Seller, Purchaser Agent and Initial Purchaser are parties to that certain Master Receivables Purchase Agreement, dated as of June 30, 2024 (as amended by that certain Amendment No. 1 to Master Receivables Purchase Agreement dated as of July 19, 2024, the “Existing Purchase Agreement”; and as amended by this Amendment, the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Purchase Agreement.

Seller, Purchaser Agent and Initial Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, Seller, Purchaser Agent and Initial Purchaser hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

Servicer, Purchaser Agent and Initial Purchaser are parties to that certain Servicing Agreement, dated as of June 30, 2024 (the “Existing Servicing Agreement”; and as amended by this Amendment, the “Servicing Agreement”).

Servicer, Purchaser Agent and Initial Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

Accordingly, Servicer, Purchaser Agent and Initial Purchaser hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Amendments to the Existing Servicing Agreement.

As of the Amendment Date, the Existing Servicing Agreement (excluding Exhibit thereto) is hereby amended as set forth in Annex A hereto (stricken text shall be deleted from the Existing Servicing Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing Servicing Agreement (indicated textually in the same manner as the following examples: double-underlined text)).

SECTION 2. Amendments to the Existing Purchase Agreement.

As of the Amendment Date, the Existing Purchase Agreement (including Schedule III and Annex A thereto but excluding other Schedules, Annexes and Exhibits thereto) is hereby amended to incorporate the changes shown on the marked pages of the Existing Purchase Agreement as set forth in Annex B hereto (stricken text shall be deleted from the Existing Purchase Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing Purchase Agreement (indicated textually in the same manner as the following examples: double-underlined text)).

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date hereof, subject to satisfaction of the following conditions:

(a) Each party’s receipt of this Amendment, executed and delivered by the other parties to this Amendment, in form and substance reasonably satisfactory to each party.

(b) An amendment to the Account Intercreditor Agreement (as such term is defined in the Existing Servicing Agreement), executed and delivered by the parties thereto.

(c) A notice of termination of the Account Control Agreement, executed and delivered by the Purchaser Agent, in form and substance reasonably satisfactory to the Servicer.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment. Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Amendment may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this agreement and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this

Amendment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Amendment in a usable format.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date set forth above.

PURCHASER AGENT:

SOUND POINT CAPITAL MANAGEMENT, LP

By: /s/ Wendy Ruberti____________________

Name: Wendy Ruberti

Title: General Counsel

PURCHASER:

SP Main Street Funding I LLC

By: /s/ Wendy Ruberti____________________

Name: Wendy Ruberti

Title: General Counsel

Servicer:

MONEYLION TECHNOLOGIES INC.

By: /s/ Richard Correia__________________

Name: Richard Correia

Title: Chief Financial Officer

SELLER:

ML PLUS LLC

By: /s/ Richard Correia__________________

Name: Richard Correia

Title: Chief Financial Officer

ANNEX A

Amended Servicing Agreement

[see attached]

~~Execution Version~~Conformed through Omnibus Amendment dated as of August 23, 2024

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2024, by and MoneyLion Technologies Inc., a Delaware corporation (the “Servicer”), Sound Point Capital Management, LP, a Delaware limited partnership, as purchaser agent (the “Purchaser Agent”), SP Main Street Funding I LLC, a Delaware limited liability company (the “Initial Purchaser”), and the Additional Purchasers that may from time to time become party hereto (together with the Initial Purchasers, each individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Purchaser Agent and the Purchasers desire to appoint the Servicer, and the Servicer desires to accept such appointment, to service certain Purchased Receivables which may be transferred to the applicable Purchaser from time to time pursuant to the terms of the Master Receivables Purchase Agreement, dated as of June 30, 2024 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), by and among the Purchaser Agent, the Purchasers party thereto and ML Plus LLC, a Delaware limited liability company, as seller; and

WHEREAS, the Purchaser Agent, the Purchasers and the Servicer desire to execute this Agreement to define the rights, duties and obligations of each party hereto with respect to any such Purchased Receivables.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Definitions and Interpretations.

(a) Definitions. All capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings assigned to such terms in this Section 1(a) or in the Purchase Agreement:

“Account Intercreditor Agreement” means that certain Account Intercreditor Agreement dated as of June 30, 2024, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among the Servicer, the Purchaser Agent and Monroe Capital Management Advisors, LLC as Monroe Agent.

“Agreement” has the meaning set forth in the introductory statement hereto, as amended, supplemented or otherwise modified from time to time.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, general counsel, treasurer or controller (or, in each case, the equivalent thereof).

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.

“Borrower Account” means that certain deposit account at the Borrower Account Bank, held in the name of the Initial Purchaser with account number 890-000-171-094.

“Borrower Account Bank” means Axos Bank and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Indemnified Liabilities” has the meaning set forth in Section 12 hereto.

“Indemnified Person” has the meaning set forth in Section 12 hereto.

“Net Collections Amount” means, for any Monthly Period, the aggregate cash payments made by or behalf of the MoneyLion Accountholders in respect of Purchased Receivables, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment but excluding in all cases any Excluded Amounts.

“Permitted Receivable Modification” means, with respect to any Receivable, Qualified Deferrals, any waiver, modification or variance of any term of any Receivable or any consent to the postponement of strict compliance with any such term or any other grant of an indulgence or forbearance to the related MoneyLion Accountholder, in each case, granted by the Servicer either (i) in accordance with the Servicing Standard and is determined by Servicer at the time of such modification to be a practical manner to obtain a reasonable recovery from such Receivable based upon its prior servicing experience for similar receivables or (ii) is required by Applicable Law.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Purchased Receivable” has the meaning set forth in the Purchase Agreement.

“Purchased Receivables File” means an electronic file, in a computer readable format reasonably satisfactory to the Purchaser Agent containing the data files listed on the Data Tape with respect to the Purchased Receivables and the Monthly Servicing Reports.

“Qualified Deferral” means a deferral of an Instacash Repayment Date by up to two weeks as long as the related MoneyLion Accountholder’s current outstanding Instacash Advance Amount has not been deferred before and there are no pending payments in respect of the related Instacash.

“Servicer” has the meaning set forth in the introductory statement hereto.

“Servicer Account” has the meaning set forth in the Account Intercreditor Agreement.

“Servicer Event of Default” has the meaning set forth in Section 10(a) hereto.

“Servicing Fee” has the meaning set forth in Section 6 hereto.

“Servicing Fee Rate” means three percent (3.00%).

“Servicing Guidelines” means the written servicing policies and procedures of the Servicer, as in effect on the Closing Date, as modified from time to time in accordance with the terms of Section 9(f).

“Servicing Standard” has the meaning set forth in Section 2(a) hereto.

“Settlement Date” has the meaning set forth in Section 6 hereto.

“Successor Servicer” has the meaning set forth in Section 10(a) hereto.

“Successor Servicing Agreement” has the meaning set forth in Section 9(a) hereto.

“Termination Notice” has the meaning set forth in Section 10(a) hereto.

“Treasury Regulations” means such provisions of the income tax regulations of the United States Department of the Treasury or any successor provisions promulgated under the Code.

(b) Other Definitional Provisions.

(i) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(ii) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(iii) In the event that any reports are not available to any Person on the date on which such Person is required to make a determination of whether a computational test has been satisfied pursuant hereto, such determination shall be made using the most current available information.

2. Appointment of Servicer and Servicing Duties.

(a) Servicer Servicing Duties. The Purchasers and the Purchaser Agent hereby appoint Servicer, and Servicer hereby accepts such appointment to act as the contractual representative to service the Purchased Receivables on behalf of the Purchasers pursuant to the terms and conditions of this Agreement. The Servicer agrees to service the Purchased Receivables in accordance with the standard of care set forth in Section 5 (the “Servicing Standard”). Servicer shall take all lawful actions and procedures which Servicer deems necessary or advisable to service, and collect on, the Purchased Receivables in accordance with the Servicing Guidelines. The foregoing notwithstanding, the Servicer shall not institute judicial proceedings on behalf of the applicable Purchaser without such Purchaser’s prior consent, which consent shall be deemed given on all ordinary course matters relating to collection when due of all amounts owing under the terms and conditions of any Purchased Receivable. In furtherance of the foregoing, the Servicer shall perform the following services until it is no longer required to do so in accordance with Section 11:

(i) The Servicer shall:

1. In a manner consistent with the Servicing Guidelines and the Servicing Standard, collect all payments due under each Purchased Receivable when the same shall become due and payable. It is understood and agreed that all payments received from a MoneyLion Accountholder in respect of Instacash Repayment Amounts shall be applied (i) first, as a repayment of all outstanding and due Instacash Advance Amounts of such MoneyLion Accountholder until all such Instacash Advance Amounts have been repaid in full, and (ii) thereafter, to any outstanding Excluded Amounts relating thereto.

2. (A) Use commercially reasonable efforts to cause all Collections with respect to Purchased Receivables to be deposited in a Servicer Account by each third-party payment processor utilized by the Servicer and (B) promptly, but in any event within one (1) Business Day after the Servicer’s receipt of such Collections, identify such Collections that are Advance Collections and transfer such Advance Collections to the ~~Collection~~Borrower Account ~~in accordance with the terms of the Account Intercreditor Agreement.~~

~~3. On each Business Day, direct the Account Bank to transfer all Advance Collections~~ (net of any Servicing Fee solely if such Business Day is a Settlement Date) ~~in the Collection Account to an account designated by the Purchaser Agent to the Servicer in writing~~.

(ii) With respect to any Purchased Receivable which remains unpaid past the related Instacash Repayment Date, or in which such a payment default is imminent, the Servicer shall undertake, in accordance with the Servicing Standard, such servicing actions set forth in the Servicing Guidelines.

(iii) The Servicer shall not permit the commingling of Collections with respect to the Purchased Receivables at any time with its funds or the funds of any other Person, other than (x) in a Servicer Account, until timely transferred to the ~~Collection~~Borrower Account as described in Section 2(a)(i)2 above, and (y) with respect to the funds related to a Defective Receivable, an Underperforming Receivable or any Receivable repurchased by the Seller in accordance with Section 7(b) or Section 10 of the Purchase Agreement, so long as the Servicer clearly indicates that any such funds are to be held for the benefit of the Seller and Servicer requests any such funds ~~are~~to be transferred out of the ~~Collection~~Borrower Account within three (3) Business Days following the deposit thereof; provided, that, inadvertent and non-reoccurring errors by Servicer in applying proceeds that are promptly cured, shall not be considered a breach of this covenant. In the event that the Servicer deposits into the ~~Collection~~Borrower Account any amount not required to be deposited therein, ~~it shall be entitled to deduct~~the Purchaser Agent shall cooperate with the Servicer to refund such amount from deposits to the ~~Collection~~Borrower Account.

(iv) Such other duties as the Servicer and the Purchasers may mutually agree to.

(b) No Ownership Rights. Notwithstanding the foregoing, the Servicer acknowledges and agrees that the Servicer shall have no ownership rights in and to the Purchased Receivables.

(c) Modification of Purchased Receivables. Other than (i) any Permitted Receivable Modifications or (ii) with the prior consent of the Purchaser Agent, the Servicer may not amend, modify or waive any term or condition of any Purchased Receivable.

(d) Delegation. Without the prior written consent of the Purchaser Agent, the Servicer may delegate its responsibilities to any subservicer in the ordinary course of the Servicer's performing its obligations hereunder and consistent with Servicer's customary practice, subject to such third parties being under the control, supervision and direction of the Servicer; provided, however, that any such delegation shall not affect the Servicer's obligations and liabilities hereunder.

(e) Maintenance of and Access to Records. The Servicer, in its capacity as custodian, shall keep safely all electronic files of the Purchased Receivables Files in its possession as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Servicer, in its capacity as custodian, shall provide to the Purchaser Agent or its duly authorized representatives, attorneys or auditors electronic access to view the Purchased Receivables File maintained by the Servicer as the Purchaser Agent shall reasonably request which do not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

(f) Release of Documents. Upon written instruction from the Purchaser Agent, the Servicer, in its capacity as custodian, shall release (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) or cause to be released any Purchased Receivables File to the Purchaser Agent, the Purchaser Agent’s agent or its designee, as the case may be, at such place or places as the Purchaser Agent may designate, as soon as practicable (but in no event more than seven (7) days after the date of such request). Notwithstanding the foregoing, the Purchaser Agent shall provide, or cause its agent to provide, access to such Purchased Receivables File to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of Purchased Receivables hereunder.

3. Reporting and Other Information.

(a) The Servicer will provide, as reasonably requested by the Purchaser Agent, a back-up servicing tape or disk or data file acceptable to Purchaser Agent, such that upon the occurrence of the election by Purchaser Agent following a Servicer Event of Default, the Backup Servicer or any other third-party servicer selected by Purchaser Agent pursuant to the terms of the Purchase Agreement can commence the immediate servicing of the Purchased Receivables.

(b) Not later than 5:00 p.m. (Eastern Standard Time) on each Business Day, the Servicer shall provide to the Backup Servicer and the Purchaser Agent a copy of the Daily Reconciliation Report (as defined in the Account Intercreditor Agreement) prepared on such Business Day in accordance with the Account Intercreditor Agreement.

(c) Not later than 5:00 p.m. (Eastern Standard Time) on each Purchase Date, the Servicer shall provide to the Backup Servicer and the Purchaser Agent online access to view a data tape in the form attached hereto as Exhibit A that consists of most recent originations, Advance Collections, and advance status update, in each case, setting forth information relating to the Purchased Receivables that took place on the immediately preceding Purchase Date (the “Data Tape”) posted on an electronic portal maintained by the Servicer or any third-party service provider.

(d) Not later than 5:00 p.m. (Eastern Standard Time) on the fifth Business Day of each calendar month, the Servicer shall provide to the Backup Servicer and the Purchaser Agent online access to view a monthly servicing report in form and substance consistent in all material respects with similar reports provided to the Purchaser Agent’s Affiliate prior to the Closing Date setting forth information relating to the Servicer’s servicing of the Purchased Receivables (the “Monthly Servicing Report”) and a data tape which includes the data to support the calculations in the Monthly Servicing Reports posted on an electronic portal maintained by the Servicer or any third-party service provider. Upon discovery of any error or receipt of notice of any error in any Monthly Servicing Report, the Servicer and the Purchaser Agent shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors.

4. Inspections and Examinations.

(a) The Servicer will permit or cause to be permitted, as applicable, any authorized representatives designated by the Purchaser Agent (which such authorized representatives may be unaffiliated third parties) to visit and inspect any of the properties of the Servicer at any time, and from time to time upon reasonable advance notice and during normal working hours, to inspect, copy and take extracts from its books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems and to discuss its affairs, finances and accounts with any employees of the Servicer. Servicer agrees to pay the Purchaser Agent’s reasonable, customary and documented out-of-pocket expenses for any such field examination and audit and the preparation of reports thereof performed or prepared only once in any calendar year in an aggregate amount not to exceed thirty five thousand Dollars ($35,000) in any calendar year.

(b) Servicer shall hold and maintain all electronic documents evidencing or pertaining to the Purchased Receivables representing the same in trust for the exclusive benefit of the Purchaser Agent (on behalf of the Purchasers) during the term of this Agreement.

5. The Servicer's Standard of Care and Diligence.

The Servicer agrees to diligently perform the services contemplated hereunder in good faith and in accordance with industry standards customary for servicing financial transactions of the type which comprise the portfolio of Purchased Receivables, in accordance with the specific terms of such consumer receivables, with the same care, skill and diligence with which prudent receivables servicers service comparable receivables, all in accordance with all Applicable Law and in accordance with the Servicing Guidelines.

6. The Servicer's Fees and Expenses.

With respect to each Monthly Period, the Servicer shall receive as full compensation for its services hereunder a monthly servicing fee equal to the Servicing Fee Rate times the Net Collections Amount for such Monthly Period (the “Servicing Fee”). The Servicer shall be responsible for all reasonable out-of-pocket costs and expenses of the Servicer due and payable in connection with the performance of its duties hereunder. The Servicing Fee for any Monthly Period shall be due and payable within five (5) Business Days immediately following such Monthly Period (each such day, a “Settlement Date”), commencing with July 8, 2024. The Servicing Fee shall, on each Settlement Date, be deducted by the Servicer from Advance Collections ~~on deposit in the Collection~~required to be deposited into the Borrower Account as described in Section 2(a)(i)2 above.

7. Servicer Representations and Warranties.

To induce the Purchasers and the Purchaser Agent to enter into this Agreement, the Servicer represents and warrants to the Purchasers and the Purchaser Agent as of the Closing Date and as of each Purchase Date that:

(a) Existence. It is (i) duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

(b) Power and Authority; Enforceability. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts.

(c) Due Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action and does not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(d) No Consents. Except (x) as would not reasonably be expected to result in a Material Adverse Effect and (y) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by it of this Agreement or for the legality, validity or enforceability thereof, except for filings and recordings in connection with this Agreement and the security interest created pursuant to this Agreement.

(e) Litigation. Except for any Regulatory Trigger Event which has been disclosed in Parent’s public filings with the SEC, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened in writing against it affecting any of its property before any Governmental Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(f) Regulatory Action. Except for any Regulatory Trigger Event which has been disclosed in Parent’s public filings with the SEC, to its knowledge, it is not currently under investigation by any Governmental Authority the result of which would be reasonably likely to result in a Material Adverse Effect. Except for any Regulatory Trigger Event which has been disclosed in Parent’s public filings with the SEC, it has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could reasonably be expected to result in a Material Adverse Effect on its business.

(g) Solvency. It is Solvent. It is not contemplating the commencement of an Insolvency Event in respect of it or any of its assets.

(h) Ability to Perform. The Servicer has the requisite facilities, procedures, and experienced personnel necessary for the sound servicing of the Purchased Receivables in accordance with this Agreement. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform the duties and obligations of the Servicer contained in this Agreement.

(i) Reports Accurate. All reports (including, Monthly Servicing Reports) information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Purchasers, the Purchaser Agent or the Backup Servicer in connection with this Agreement are, taken as a whole, accurate, true and correct in all material respects as of the date specified therein or the date so furnished, as applicable.

(j) Compliance with the Servicing Guidelines. With respect to the servicing of the Purchased Receivables, the Servicer has complied in all material respects with the Servicing Guidelines.

(k) Investment Company Act. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) Information Security Program. The Servicer maintains an information security program that is reasonable and in compliance with applicable law and the Servicer’s collection, storage, processing, use, transmission and disclosure of any “non-public personal information” (as defined in the regulations under the Gramm-Leach-Bliley Act) or other sensitive information regarding individuals, their employment, family, health, racial or financial status, comply with all privacy policies, contractual obligations, and applicable law, except where failure to comply or to have complied with applicable law could not reasonably be expected to have a material adverse effect on the value or collectability of the affected Purchased Receivable.

(m) Location of Principal Place of Business; Chief Executive Office. As of the Closing Date, the Servicer’s principal place of business and chief executive office, and the offices where it keeps tangible records concerning the Purchased Receivables is 249-245 West 17th Street, 4th Floor, New York, NY 10011.

8. Affirmative Covenants.

The Servicer covenants and agrees that during the term of this Agreement, unless the Purchaser Agent shall otherwise consent in writing, the Servicer will:

(a) Existence; Licenses, etc. Perform all actions reasonably necessary to preserve and keep in full force and effect its corporate existence, and qualifications, permits and licensing as and where required to perform its obligations under this Agreement and comply with all laws applicable to the Servicer and its activities where the failure to so comply would reasonably be expected to result in a Material Adverse Effect.

(b) Personnel. Maintain adequate and qualified personnel to perform the duties undertaken herein with respect to the Purchased Receivables.

(c) Cooperation. Reasonably cooperate with the Backup Servicer (once engaged) or, if applicable, any Successor Servicer engaged by the Purchaser Agent (on behalf of the Purchasers) in accordance herewith.

(d) Notice of Default or Regulatory Trigger Event. The Servicer will deliver to the Purchaser Agent (on behalf of the Purchasers), promptly, and in any event within three (3) Business Days of any Authorized Officer of the Servicer obtaining knowledge (i) of any condition or event that constitutes a Servicer Event of Default or that after notice or lapse of time or both would constitute a Servicer Event of Default or that notice has been given to the Servicer or any of its subsidiaries with respect thereto; (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a materially adverse effect on the business, a material portion of the Purchased Receivables, properties or financial condition of the Servicer to perform the services provided for herein or (iii) except for any Regulatory Trigger Event which has been disclosed in Parent’s public filings with the SEC, the occurrence of any of the events described in the definition of Regulatory Trigger Event, whether or not Servicer has determined that such events will be material, a certificate of such Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Servicer Event of Default, potential Regulatory Trigger Event, and what action the Servicer or any of its Affiliates, as applicable, has taken, is taking and proposes to take with respect thereto.

(e) Other Covenants of Servicer.

(i) At any time or from time to time upon the request of the Purchaser Agent, the Servicer will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Purchaser Agent may reasonably request in order to effect fully the purposes of this Agreement.

(ii) The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Purchased Receivable and the MoneyLion Instacash Terms and Conditions, as applicable, and will comply in all respects with all Requirements of Law in connection with servicing each Receivable and the MoneyLion Instacash Terms and Conditions, as applicable, the failure to comply with which would reasonably be expected to result in a Material Adverse Effect.

(iii) In addition, and without limiting any other provision herein, the Servicer agrees to cooperate and use its commercially reasonable efforts at all times in providing, at the Servicer's expense, the Backup Servicer (or any other applicable Successor Servicer) with reasonable access during normal working hours to Servicer's employees and to any and all of the books, records (in electronic or other form) or other information reasonably requested by the Backup Servicer (or any other applicable Successor Servicer) to enable the Successor Servicer to assume the servicing in respect of the Purchased Receivables. Subject to the following sentence, the Servicer's obligation to provide such access shall be applicable at all times (regardless of whether (x) the Servicer's obligations have been terminated hereunder or (y) a Servicer Event of Default has occurred). Unless a Servicer Event of Default has occurred and is continuing, the Backup Servicer (or any other applicable Successor Servicer) shall provide reasonable prior notice to the Servicer of any request for access pursuant to this paragraph, and such access shall be limited to four (4) times per year.

(f) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Purchased Receivables, including the Purchased Receivables Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for servicing of Purchased Receivables.

(g) Merger, Consolidation or Sale of Assets. Any Person (i) into which the Servicer may be merged, amalgamated or consolidated, (ii) resulting from any merger, amalgamation or consolidation to which the Servicer is a party and in which the Servicer is not the surviving entity, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall in each case execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

(h) Tax Returns. The Servicer will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor.

9. Negative Covenants.

(a)
Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer and the Purchaser Agent, (ii) upon the determination evidenced by an opinion of counsel to the Servicer, in form and substance reasonably satisfactory to the Purchaser Agent, that its servicing duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer, in which event the Servicer may resign as servicer or (iii) upon execution at the direction of the Purchaser Agent by the Successor Servicer of a successor servicing agreement (the “Successor Servicing Agreement”). No such resignation shall become effective until a Successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in accordance with the terms hereof.
(b)
Notwithstanding anything to the contrary herein, Servicer will not sell, assign or otherwise transfer or dispose of any Purchased Receivables, without the prior written consent of the Purchaser Agent.
(c)
The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of a Purchaser in any Purchased Receivables.
(d)
~~Collection Account. Except as otherwise set forth herein or in any other Transaction Document, the Servicer shall not create or participate in the creation of, or permit to exist, any Liens other than Permitted Liens with respect to the Collection Account.~~[Reserved].
(e)
Change of Name or Location of Chief Executive Office. The Servicer shall not change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps tangible records concerning the Purchased Receivables from the location referred to in Section 7(m), unless the Servicer has given at least ten (10) days’ (or such shorter period as agreed by the Purchaser Agent) prior written notice to the Purchaser Agent.
(f)
Servicing Guidelines. The Servicer shall not amend or otherwise modify the Servicing Guidelines in any manner that would reasonably be expected to have a material adverse effect on the interests of the Purchasers without the prior written consent of the Purchasers. It is acknowledged and agreed that any modification to the Servicing Guidelines that would not be reasonably be expected to have a material adverse effect on the interests of the Purchasers (as determined by the Servicer in a commercially reasonable manner) may be made by the Servicer without consent from any Purchaser or the Purchaser Agent and without notice to any Purchaser or the Purchaser Agent.

10. Servicer Event of Default.

(a) Each of the following shall constitute a Servicer Event of Default (each, a “Servicer Event of Default”):

(i) failure of the Servicer to perform or comply with any term or condition contained in Section 2(a)(i)(2) and such failure shall remain unremedied for three (3) Business Days after receipt by the Servicer of notice from the Purchaser Agent of such default;

(ii) The Servicer shall default in any material respect in the performance of or compliance with any term contained herein (provided however, with respect to any terms contained herein that already include a material qualifier, this clause shall not be deemed to include a material qualifier), other than any such term referred to in any other Section of this Section 10, and such default shall not have been remedied or waived within ten (10) days after receipt by the Servicer of notice from the Purchaser Agent of such default;

(iii) any representation, warranty, certification or other statement made or deemed made by the Servicer or in any statement or certificate at any time given by the Servicer in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made and such incorrect representation or warranty has (x) a material and adverse effect on the Purchasers (taken as a whole) and (y) is not remedied or waived within thirty (30) days after receipt by the Servicer of notice from the Purchaser Agent of such default;

(iv) the occurrence of an Insolvency Event with respect to the Servicer;

(v) Richard Correia shall cease to employed by the Servicer and a successor thereto appointed by Parent’s board of directors (or similar body) is not employed in such Person’s place within 180 days (or such later date as may be agreed by the Purchasers in their sole discretion) thereafter;

(vi) The occurrence of any Change of Control which would reasonably be expected to impair the Servicer’s ability to perform its obligations under this Agreement.

then, and in each and every such case, so long as such Servicer Event of Default shall not have been waived by the Purchaser Agent, the Purchaser Agent may, in its sole discretion, in addition to whatever rights the Purchasers or Purchaser Agent may have at law or in equity to damages, including injunctive relief and specific performance, by notice in writing to the Servicer (such notice, a “Termination Notice”), terminate all the rights and obligations of the Servicer as servicer under this Agreement, effective as of the date specified in the Termination Notice (the “Effective Termination Date”). On or after the receipt by the Servicer of a Termination Notice or resignation of the Servicer pursuant to Section 10(a), all authority and power of the Servicer to service the Purchased Receivables under this Agreement shall on the date set forth in such notice pass to and be vested in a successor servicer (the “Successor Servicer”) appointed by the Purchaser Agent. On or prior to the Effective Termination Date, the Successor Servicer, the Purchasers and the Purchaser Agent shall enter into a successor servicing agreement.

(b) Servicing Transfer.

(i) Upon receipt of a Termination Notice, the Servicer shall terminate its activities as servicer hereunder on the Effective Termination Date. After the receipt by the Servicer of a Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the Effective Termination Date. The Servicer agrees to cooperate with the Purchasers, Purchaser Agent and any Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Purchased Receivables provided for under this Agreement, including all authority over all Collections which shall thereafter be received with respect to the Purchased Receivables. The Servicer shall promptly and in any event within three (3) Business Days after appointment of a Successor Servicer prepare, execute and deliver any and all documents and other instruments reasonably requested by the Successor Servicer or the Purchaser Agent in connection with the succession by the Successor Servicer, place in the Successor Servicer's possession (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) all records related to the Purchased Receivables, including the Purchased Receivables Files (other than any such records held by the Purchaser Agent or the Purchaser Agent’s custodian) and do or accomplish all other acts or things reasonably necessary to enable the Successor Servicer, to assume the servicing in respect of the Purchased Receivables.

(ii) Without limiting the forgoing, in connection with the delivery of a Termination Notice under Section 10(a), following as soon as possible (but, in any event within three (3) Business Days) after receipt of the Termination Notice, Servicer shall provide to Successor Servicer all Purchased Receivables Files (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) relating to the Purchased Receivables and Servicer shall use commercially reasonable efforts to provide to Successor Servicer reasonable access to and transfer of the Purchased Receivables Files and reasonable access by Successor Servicer to its personnel, software, hardware, facilities, and employees in each case reasonably necessary for Successor Servicer to perform the duties of the Successor Servicer, including the initial delivery of the reports as set forth in the Successor Servicing Agreement.

11. Term.

The Servicer shall commence servicing each Purchased Receivable on the date such Purchased Receivable is acquired by a Purchaser and shall continue, for so long as the Servicing Fee (or other fees or amounts due to the Servicer hereunder) continues to be paid in accordance with this Agreement, servicing such Purchased Receivable until the earliest of (a) the payment in full (or charge off in accordance with the Servicing Guidelines) of the amount outstanding under each such Purchased Receivable, (b) the date specified in Section 10(b) following the receipt by the Servicer of a Termination Notice, or (c) by written agreement of the Purchaser Agent and the Servicer.

12. Indemnification.

(a) Subject to Section 12(b), but without limiting any other rights that the Purchasers, the Purchaser Agent or any of their respective Affiliates, officers, directors and employees (each, an “Indemnified Person”) may have hereunder or under applicable law, Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal, and whether any such damages, losses, liabilities or expenses are incurred by a Indemnified Person as an actual or potential party, witness or otherwise and including those relating to or arising from such Indemnified Person’s enforcement of the Servicer’s indemnification obligations hereunder) that may be instituted or asserted against or incurred by any such Indemnified Person arising out of or incurred in connection with the following (collectively, “Indemnified Liabilities”):

(i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers acting in its capacity as such) under or in connection with this Agreement;

(ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement;

(iii) the occurrence of a Servicer Event of Default;

(iv) any claim brought by any Person arising from any activity by Servicer in servicing, administering or collecting any Purchased Receivables; and

(v) the gross negligence, bad faith or willful misconduct of the Servicer in the performance of its duties under this Agreement;

provided, that Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Liabilities (a) result from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible Purchased Receivables.

(b) Limitation of Liability. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF THEIR RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTIES HERETO OR TO ANY OTHER ENTITY FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT), UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR ENTITY (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

13. Miscellaneous.

(a) Information Rights, Statements, Reports; Tax Matters.

(i) The Servicer shall provide the Purchaser Agent with such information concerning the Purchased Receivables as is reasonably necessary for the Purchaser Agent and the Purchasers to prepare their federal income tax return and comply with any reporting or audit requirements of Governmental Authorities.

(ii) Each party hereto acknowledges that payments on the Purchased Receivables may be subject to withholding taxes, including, but not limited to, backup withholding under Section 3406 of the Code and FATCA, if applicable, if the recipient of any payment under such Receivables fails to furnish certain documentation and information, such as its taxpayer identification number, or otherwise fails to establish an exemption from such applicable withholding taxes. The Servicer shall be entitled to deduct and withhold from any payments on the Purchased Receivable any amounts that the Servicer is required to deduct and withhold under the Code, Treasury Regulations or any other provision of applicable law. The Servicer shall not be required to pay any additional amounts on any payments under the Purchased Receivables with respect to withholding taxes that are withheld or deducted from such payments. The Purchaser and any other Person through which such Purchaser holds the Purchased Receivables, and any other recipient of any payment under the Purchased Receivables, shall furnish to the Servicer a duly executed and properly completed Internal Revenue Service Form W-9 or applicable W-8 (including any required statements or attachments thereto) and such other documentation as reasonably requested by the Servicer from time to time.

(b) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, portable document format (“PDF”), tagged image file format (“TIFF”) or other electronic format sent by electronic transmission, as follows:

If to the Purchaser Agent or a Purchaser, to:

c/o Sound Point Capital Management, LP, as Purchaser Agent

375 Park Avenue, 33rd Floor

New York, NY 10152

Attn: [*****]

Tel: [*****]

Email: [*****]

If to Servicer to:

MoneyLion Technologies Inc.

249-245 West 17th Street, 4th Floor

New York, New York 10011

Attention: [*****]

E-mail: [*****]

Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to all of the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) certified mail, upon receipt or refusal thereof, and (iv) if delivered by electronic mail, upon sender’s receipt of confirmation of proper transmission.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided that, other than as set forth herein, the Servicer may not assign any of its obligations hereunder without the written consent of the Purchaser Agent. This Agreement may not be modified, amended, waived or supplemented unless any such modification, amendment, waiver or supplement is in writing and signed by the Servicer and the Purchaser Agent.

(d) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(e) The descriptive headings of the various parts of this Agreement are for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.

(f) This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

(g) No failure to exercise and no delay in exercising, on the part of the Purchasers, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

(h) Confidentiality. Each party hereto shall comply with the confidentiality provisions set forth in Section 14 of the Purchase Agreement. Further to the foregoing, Servicer agrees that it shall not use the name of Purchaser Agent or any Purchaser in the performance of its duties and obligations hereunder without the prior written consent of the Purchaser Agent.

14. Joinder of Additional Purchasers. Each Additional Purchaser shall join this Agreement as a Purchaser in all respects upon execution of a Joinder Agreement under and pursuant to Section 15 of the Purchase Agreement.

IN WITNESS WHEREOF, Servicer, Purchasers and Purchaser Agent have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

SERVICER:

MONEYLION TECHNOLOGIES INC.

By: ______________________________

Name:

Title:

PURCHASER:

SP MAIN STREET FUNDING I LLC

By: ______________________________ Name:

Title:

PURCHASER AGENT:

SOUND POINT CAPITAL MANAGEMENT, LP

By: ______________________________

Name:

Title:

EXHIBIT A

FORM OF DATA TAPE

[On file with Purchaser Agent]

ANNEX B

Amended Purchase Agreement

[see attached]

Conformed through First Amendment dated as of July 19, 2024 and

Omnibus Amendment dated as of August 23, 2024

______________________________________________________________________________

MASTER RECEIVABLES PURCHASE AGREEMENT

among

SOUND POINT CAPITAL MANAGEMENT, LP,
as Purchaser Agent,

SP MAIN STREET FUNDING I LLC

as Initial Purchaser
THE ADDITIONAL PURCHASERS TIME TO TIME PARTY HERETO,

and

ML Plus LLC,
as Seller

dated as of June 30, 2024
_________________________________________________________________________

Table of ContentS

Page

Section 1. Definitions. 1

Section 2. Sale of Eligible Receivables; Related Covenants. 15

Section 3. Sale Procedures; Seller Delivery Obligations. 16

Section 4. Purchase Price; Payment; Unused Fee. 17

Section 5. Seller’s Representations and Warranties. 18

Section 6. Purchasers’ Representations and Warranties. 18

Section 7. Repurchase Rights and Obligations. 18

Section 8. Conditions to Purchase and Sale. 20

Section 9. Covenants of the Seller. 21

Section 10. Events of Termination. 22

Section 11. Termination. 24

Section 12. Backup Servicing Agreement 24

Section 13. Miscellaneous Provisions. 25

Section 14. Confidentiality 29

Section 15. Joinder of Additional Purchasers. 30

Section 16. Increase in Facility Limit. 31

SCHEDULE I Commitments

SCHEDULE II TARGET SALE AMOUNTS

SCHEDULE III Purchase price calculations

SCHEDULE IV Calculation of revised percentage

SCHEDULE V Seller information

Schedule Vi list of competitors

ANNEX A ELIGIBILITY CRITERIA and Concentration Limitations

ANNEX B SELLER’S REPRESENTATIONS AND WARRANTIES

ANNEX C PURCHASER’S REPRESENTATIONS AND WARRANTIES

EXHIBIT A FORM OF CONFIRMATION

EXHIBIT B FORM OF BACK-UP UCC-1

EXHIBIT C FORM OF REPURCHASE CONFIRMATION

EXHIBIT D FORM OF JOINDER

Exhibit E Eligibility Guidelines

EXHIBIT F form of compliance certificate

i

[MoneyLion] Master Receivables Purchase Agreement

MASTER RECEIVABLES PURCHASE AGREEMENT

This Master Receivables Purchase Agreement (this “Agreement”) is made and entered into as of June 30, 2024, by and among Sound Point Capital Management, LP, a Delaware limited partnership, as purchaser agent (the “Purchaser Agent”), SP Main Street Funding I LLC, a Delaware limited liability company (the “Initial Purchaser”), each additional Purchaser that may from time to time become party hereto by execution of the attached joinder supplement substantially in the form of Exhibit D (each, an “Additional Purchaser” and, together with the Initial Purchaser, each individually, a “Purchaser” and collectively, the “Purchasers”) and ML Plus LLC, a Delaware limited liability company, as seller (the “Seller”).

WITNESSETH:

WHEREAS, the Purchasers desire to acquire certain Assets (as defined below) from the Seller from time to time, and the Seller desires to sell such Assets to the Purchasers from time to time, in each case in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Purchasers desire to appoint the Purchaser Agent to act on its or their behalf, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

Section 1. Definitions.

“3-Month Average Unpaid Rate (30 Days)” means, as of any Measurement Date, the average Unpaid Rate (30 Days) for the Monthly Vintage Pool ending on the last day of the month that is two (2) calendar months prior to such Measurement Date and the two immediately preceding Monthly Vintage Pools.

“3-Month Average Unpaid Rate (60 Days)” means, as of any Measurement Date, the average Unpaid Rate (60 Days) for the Monthly Vintage Pool ending on the last day of the month that is three (3) calendar months prior to such Measurement Date and the two immediately preceding Monthly Vintage Pools.

“Account Bank” means Silicon Valley Bank, a division of First Citizens Bank and its successors and assigns.

“Account Control Agreement” means, with respect to the Collection Account, an account control agreement dated as of July 1, 2024, in form and substance satisfactory to the Purchaser Agent, among the Purchaser Agent, the Account Bank and the ~~Seller~~Servicer, as amended, supplemented or otherwise modified from time to time. It is understood and agreed that the Account Control Agreement has been terminated as of the Second Amendment Effective Date and all of the Purchaser Agent’s Liens in the Collection Account and all funds held in the Collection Account have been terminated and released as of the Second Amendment Effective Date.

1

[MoneyLion] Master Receivables Purchase Agreement

“Additional Purchaser” has the meaning set forth in the preamble to this Agreement.

“Advance Collections” means, with respect to any Receivable, all Collections thereon classified as a repayment of the Instacash Advance Amount of such Receivable.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement, and includes all exhibits, annexes and schedules attached hereto, and any addenda, supplements or amendments hereto.

“Applicable Law” shall mean any and all federal, state, local and/or applicable foreign statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to the Receivables, Seller or Servicer.

“Asset” means a Receivable and Related Rights (including, without limitation, the MoneyLion Instacash Terms and Conditions and all rights of the Seller thereunder), together with any other property and any other rights related thereto.

“Backup Servicer” means Vervent Inc. or such other Person mutually selected by the Servicer and the Purchaser Agent.

“Backup Servicing Agreement” means the Backup Servicing Agreement (however styled) to be entered into by and among the Backup Servicer, the Servicer and the Purchaser Agent after the Closing Date, as amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Borrower Account” has the meaning set forth in the Servicing Agreement.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are authorized or required by law or other governmental action to close.

“Calculation Tenor” means, for each Monthly Vintage Pool, a period of 30, 60, 90, 180, 270 or 360 days, as applicable, in each case beginning on the latest Instacash Repayment Date for any Receivable contained in such Monthly Vintage Pool; provided, that, for purposes of calculating the Purchase Price, so long as the Receivables contained in any Monthly Vintage Pool with the related Instacash Repayment Date greater than 30 days following the related Instacash Disbursement Date (such Receivables, the “30 Day Plus Due Date Receivables”) represent less than or equal to 1% of all Receivables included in such Monthly Vintage Pool, the Instacash

Repayment Date for the 30 Day Plus Due Date Receivables shall be deemed to be 30 days following the related Instacash Disbursement Date.

“Change of Control” means, at any time, any of the following events shall occur:

(a) with respect to the Servicer, Parent shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interest in the Stock of the Servicer;

(b) with respect to the Seller, the Servicer shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interest in the Stock of Seller;

(c) with respect to the Parent, any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) other than one or more Permitted Holders shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Parent; or

(d) the Seller merges or consolidates with any other Person and after giving effect to such merger or consolidation, the Seller is not the surviving entity, or the Seller sells all or substantially all of its assets to any Person.

As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than the Seller or any of its Subsidiaries and other than any trust for any employee benefit plan of the Seller or any of its Subsidiaries; (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person, or (2) 5% or more of the Voting Stock of such Person; and (e) “Voting Stock” of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.

“Closing Date” means June 30, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Concentration Limitations” means the criteria set forth on Annex A.

“Collection Account” means the deposit account held at the Account Bank in the name of the Servicer on behalf of the Purchasers with account number ended 2168, which ~~at all times~~prior to the Second Amendment Effective Date shall be subject to the Account Control Agreement.

“Collections” means, with respect to a Purchased Receivable, all payments made by or on behalf of the MoneyLion Accountholders in respect of any Purchased Receivable and the Related Rights, and any proceeds thereof, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment. For the avoidance of doubt, any ACH return fees or debit card chargebacks in respect of any Purchased Receivable and the Related Rights shall not constitute Collections.

“Commitment” means, with respect to each Purchaser, the aggregate maximum Purchase Price amount such Purchaser is obligated to pay (without utilizing any Recycled Collection) and keep outstanding hereunder on account of all Purchases as set forth opposite such Purchaser’s name on Schedule I attached to this Agreement, as such amount may be modified in accordance with the terms hereof.

“Competitor” means any company or business that operates in any line of business, or offers any product or service offering, of the type performed or offered by Parent in the consumer finance or embedded finance marketplace industries and listed on Schedule VI hereto, as the same may be amended by notice from the Seller to the Purchaser Agent from time to time.

“Compliance Certificate” means the form of Compliance Certificate attached hereto as Exhibit F, executed by an authorized signatory of the Seller and delivered in accordance with Section 9(c).

“Confirmation” means an electronic notification from the Seller to a Purchaser, in a form substantially similar to the form attached as Exhibit A, notifying such Purchaser of the intended sale of certain Receivables on a specified Purchase Date.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Seller or any Subsidiary of the Seller (or (x) in the case of the Purchaser Agent, together the Purchaser Agent or any Subsidiary of the Purchaser Agent and (y) in the case of a Purchaser, together such Purchaser or any Subsidiary of such Purchaser), are treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA.

“Debt” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person; (f) all obligations in respect of any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any shares of capital stock, equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other profit interests in or equivalents of any Person (other than an individual), or any securities convertible into or exchangeable for any of the foregoing or warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien or security interest upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all contingent obligations, including, without limitation, liabilities under any guarantees.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defective Receivable” has the meaning set forth in Section 7.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Eligibility Criteria” means the criteria specified in Annex A hereto, subject to any changes agreed to in writing by the Purchaser Agent and the Seller after the date hereof.

“Eligibility Guidelines” means the Eligibility Guidelines of the Servicer for Instacash in effect on the Closing Date, a copy of which is attached hereto as Exhibit E, as amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 9(c).

“Eligible MoneyLion Accountholder” means, with respect to any Receivable, a MoneyLion Accountholder that (a) is a natural person at least eighteen (18) years of age and (b) is not an employee, or affiliated with any employee of, the Servicer or any of its respective Affiliates.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Eligible Receivables Schedule” means the list of Eligible Receivables offered for sale to a Purchaser on any Purchase Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Excluded Amounts” means with respect to Instacash, any voluntary tips paid by the applicable MoneyLion Accountholder and any fees charged and collected in connection therewith including, without limitation, any Turbo Fees, wire transfer fees, payment processing fees and other similar fees and charges. For the avoidance of doubt, tips and fees are separate financial instruments and not part of the sale transaction contemplated by this Agreement.

“Experiment Tier” means an alternative underwriting flow for eligibility and rule testing (it being understood that MoneyLion Accountholder may transition from the Experiment Tier to other tiers based on certain actions (positive performance and/or addition of direct deposit)).

“Facility Limit” means $175,000,000 which amount may be increased by up to $75,000,000 pursuant to Section 16.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder or interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Funding Account” means the deposit account designated by the Seller in writing to the Purchaser Agent into which the Seller has directed each Purchaser to deposit its pro rata portion of the applicable Purchase Price.

“Group Outstanding Purchased Amount” means, as of any date of determination, an amount equal to the aggregate Individual Outstanding Purchased Amount of all Purchasers as of such date.

“GAAP” means the generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means the United States, any State, any political subdivision of a State and any court, governmental agency, authority, instrumentality or body of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indemnified Party” has the meaning set forth in Section 13(b).

“Individual Outstanding Purchased Amount” means, with respect to any Purchaser as of any date of determination, the aggregate amounts of Purchase Price paid by such Purchaser (including, for the avoidance of doubt, any portion of the Purchase Price paid utilizing the Recycled Collections) on or prior to such date on account of all Purchases less any Recycled Collections applied toward the Purchase Price as described in Section 4(c) and less all Advance

Collections (other than Yield Collections) actually received by such Purchaser hereunder from time to time pursuant to clause 3. of Section 2(a)(i) of the Servicing Agreement; provided that at no time shall the Individual Outstanding Purchased Amount be less than $0.00.

“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission by such Person in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the inability by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Law” means in respect of any Person, any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement applicable to such Person.

“Instacash” means a transaction in which a MoneyLion Accountholder (i) receives an advance from the Seller; (ii) maintains a RoarMoney Account (as defined in the MoneyLion Instacash Terms and Conditions) with the Seller or has linked an external eligible bank account; and (iii) has authorized the Seller to debit such RoarMoney Account (as defined in the MoneyLion Instacash Terms and Conditions) or external eligible bank account and associated debit card, as applicable, for the amount of repayment on the scheduled repayment date, all in accordance with the MoneyLion Instacash Terms and Conditions.

“Instacash Advance Amount” means, with respect to each Instacash, the amount of cash that the MoneyLion Accountholder receives in the form of an advance from the Seller in accordance with the MoneyLion Instacash Terms and Conditions.

“Instacash Application Time” means, with respect to each Instacash, the time on which the related MoneyLion Accountholder applies for the related Instacash.

“Instacash Disbursement Date” means, with respect to each Instacash, the date on which the Seller disburses such Instacash.

“Instacash Repayment Amount” means, with respect to each Instacash, the total dollar amount expected to be received from the applicable MoneyLion Accountholder in connection with such Instacash, including, without limitation, repayment of the Instacash Advance Amount and Excluded Amounts made in connection with such Instacash.

“Instacash Repayment Date” means, with respect to each Instacash, the date on which the MoneyLion Accountholder is expected to remit the Instacash Repayment Amount. It is understood and agreed that other than Qualified Deferrals as such term is defined in the Servicing Agreement, the Seller may not permit MoneyLion Accountholders to defer their respective Instacash Repayment Dates without the Purchaser Agent’s consent.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D hereto.

“Lien” means, with respect to any property or asset of any Person, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset.

“Lite Tier” means an underwriting classification applied to a MoneyLion Accountholder without a RoarMoney Account (as defined in the MoneyLion Instacash Terms and Conditions).

“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on: (i) the business or financial condition of such Person and its consolidated Subsidiaries, if any, taken as a whole; (ii) the ability of such Person to perform its material obligations under the Transaction Documents; or (iii) the validity or enforceability of any Transaction Document to which such Person is a party.

“Material Underperformance Event” means the occurrence of any of the following:

(a)
For each Monthly Vintage Pool, as of any Measurement Date, (i) the aggregate Instacash Advance Amount that has been deferred of all MoneyLion Accountholders who have deferred their Instacash Repayment Date more than once on any particular Instacash Advance Amount divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, exceeds 10%; or
(b)
For each Monthly Vintage Pool, as of any Measurement Date, (i) the aggregate Instacash Advance Amount that has been deferred of all MoneyLion Accountholders who have deferred their Instacash Repayment Date for the first time divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, exceeds 3%.

“Measurement Date” means the last day of each calendar month, commencing with July 31, 2024.

“MoneyLion Instacash Terms and Conditions” means “MoneyLion InstacashSM Terms and Conditions” posted on Parent’s website and agreed to by a MoneyLion Accountholder.

“MoneyLion Accountholder” means a Person who created and maintains an account with the Seller in accordance with the MoneyLion Instacash Terms and Conditions.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided, however, that the first Monthly Period hereunder will commence on the Closing Date and end on the last day of the calendar month in which the Closing Date occurs.

“Monthly Vintage Pool” means each pool of Receivables advanced by the Seller and sold to the Purchasers here under (and not repurchased pursuant to the terms hereof) whose Instacash Disbursement Date occurs during the same calendar month.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Seller or any other member of the Controlled Group contributes or has any liability, whether direct or indirect or absolute or contingent.

“Optional Repurchased Receivable” means any Receivable repurchased by the Seller, solely at the Seller’s option, pursuant to Section 10(a) or Section 10(b) of this Agreement.

“Parent” means MoneyLion Inc., a Delaware corporation.

“Parties” and “Party” means the Seller, Purchaser Agent and the Purchasers party to this Agreement from time to time, which shall include, for the avoidance of doubt, the Initial Purchaser and each Additional Purchaser that may from time to time become party hereto by execution of a Joinder Agreement pursuant to Section 14 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a "pension plan," as that term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA (other than a Multiemployer Pension Plan), and as to which the Seller, any Subsidiary of the Seller or any member of the Seller’s Controlled Group (or (x) in the case of the Purchaser Agent, as to which the Purchaser Agent, any Subsidiary of Purchaser Agent or any member of Purchaser Agent’s Controlled Group and (y) in the case of a Purchaser, as to which such Purchaser, any Subsidiary of such Purchaser or any member of such Purchaser’s Controlled Group), has any liability, whether direct or indirect or absolute or contingent, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Liens” means (i) Liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP, and in the aggregate securing taxes, assessments and governmental charges of $10,000 or less at any one time, (ii) Liens arising by operation of law or agreement in favor of landlords, warehousemen, carriers, mechanics or materialmen, custodians or depository banks incurred in the ordinary course of business and not in connection with the borrowing of money that are either not yet due or being contested in good faith and by appropriate proceedings, (iii) any right of set-off granted in favor of any depository institution in respect of deposit accounts opened and maintained pursuant to the requirements of this Agreement, (iv) Liens in favor of the Purchaser Agent and (v) Liens existing on any Purchased Receivables and Related Rights so long as any such Liens are released automatically and immediately upon the sale of any such Purchased Receivables and Related Rights to the Purchasers in accordance with the terms of this Agreement.

“Permitted Holder” means (a) each of Rohit D'Souza and Diwakar Choubey, (b) any Immediate Family Member of any such individual referred to in clause (a), and (c) any of Edison Partners Management LLC, FinTech Collective Management LLC and their respective Affiliates.

“Person” means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Performance Guaranty” means that certain Performance Guaranty, dated as of the Closing Date, by the Servicer in favor of the Purchasers, as amended, supplemented or otherwise modified from time to time.

“Purchase Date” means each date a sale of Receivables is consummated hereunder; provided, that in any weekly period, there shall not be more than two Purchase Dates.

“Purchase Price” has the meaning set forth in Section 4(a).

“Purchased Receivables” means, as of any date of determination, each Receivable purchased by the Purchasers hereunder (and not repurchased pursuant to the terms hereof); provided, that upon any repurchase of a Purchased Receivable pursuant to the terms hereof, such Receivable shall cease to be a Purchased Receivable.

“Purchaser” has the meaning set forth in the preamble to this Agreement, and includes such Person’s permitted successors and assigns.

“Purchaser Indemnified Party” has the meaning set forth in Section 13(a).

“Receivable” means with respect to each Instacash made by the Seller in accordance with the MoneyLion Instacash Terms and Conditions, 100% of the right to receive payments from the related MoneyLion Accountholder, including the repayment of the Instacash Advance Amount and excluding any Excluded Amounts in connection with such Instacash.

“Recycled Collections” has the meaning set forth in Section 4(c).

“Regulatory Trigger Event” means (a) the commencement by any Governmental Authority in a jurisdiction of any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding, against the Seller, the Servicer, any Subsidiary of the Servicer or any third party then engaged as a sub-servicer, challenging such Person’s authority to advance, hold, own, service, pledge or enforce any Purchased Receivable with respect to the residents of such jurisdiction, or otherwise alleging any noncompliance by such party with such jurisdiction’s Applicable Laws related to advancing, holding, pledging, servicing or enforcing such Purchased Receivable or otherwise related to such Purchased Receivable, which inquiry, investigation, legal action or proceeding (i) is not released or terminated in a manner acceptable to the Purchaser Agent in its reasonable good faith discretion within one hundred and twenty (120) calendar days of the earlier of Seller or the Servicer’s knowledge or receipt of written notice thereof and (ii) could reasonably be expected to have a Material Adverse Effect, as determined by the Purchaser Agent in its reasonable good faith discretion, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against the Seller, the Servicer, any Subsidiary of the Servicer or any third party then engaged as a sub-servicer related in any way to the advancing, holding, pledging, servicing or enforcing of any Purchased Receivable or rendering this Agreement unenforceable in such jurisdiction, the effect of which could reasonably be expected to have a Material Adverse Effect, as determined by the Purchaser Agent in its reasonable good faith discretion; provided, in each case, that upon the favorable resolution of such inquiry, investigation, action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), as determined by the Purchaser Agent in its reasonable good faith discretion and confirmed by written notice from the Purchaser Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Purchaser Agent. It is understood and agreed that the jurisdiction of a Regulatory Trigger Event is the entire United States if the applicable Governmental Authority is a federal authority. For the avoidance of doubt, a Regulatory Trigger Event shall only affect those Purchased Receivables with respect to which the applicable Governmental Authority or court has jurisdiction.

“Related Rights” means, with respect to any Receivable, (a) all payment rights relating thereto under the MoneyLion Instacash Terms and Conditions and all indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting payment of such Receivable, whether pursuant to the MoneyLion Instacash Terms and Conditions or otherwise, (b) all Advance Collections in respect of such Receivable, and (c) all products and proceeds of any of the foregoing items (a) through (b). Notwithstanding the foregoing, Related Rights shall not include any Excluded Amounts.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code or under Section 302 of ERISA.

“Repurchase Confirmation” means a Confirmation (Repurchase) substantially in the form of Exhibit C hereto relating to the repurchase by the Repurchase Purchaser from time to time of a Defective Receivable or an Underperforming Receivable pursuant to Section 7 or an Optional Repurchased Receivable pursuant to Section 10.

“Repurchase Price” means, as of any date of determination, with respect to the applicable Receivable that the Repurchase Purchaser is repurchasing from the applicable Repurchase Seller, an amount equal to (x) the Purchase Price previously paid for such Receivable plus (y) solely in the event that (A) the aggregate Instacash Advance Amount of any Monthly Vintage Pool in which such Receivable is advanced exceeds $2,500,000 and (B) any such Receivable’s Instacash Disbursement Date is more than five (5) calendar days prior to the related Repurchase Date, the amount of income the Repurchase Seller expected to earn to from such Receivable from the related Purchase Date (as mutually determined by the Repurchase Seller and the Seller) to the related Repurchase Date less (z) all Advance Collections received by the applicable Repurchase Seller with respect to such Receivable on or prior to the related Repurchase Date.

“Repurchase Purchaser” has the meaning set forth in Section 7.

“Repurchase Seller” has the meaning set forth in Section 7.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including, without limitation, usury laws and retail installment sales acts).

“Scheduled Termination Date” means the date that is the earliest to occur of (i) the two (2) year anniversary of the Closing Date, which date may be extended as provided in Section 11, (ii) the date on which the “Scheduled Termination Date” is declared and deemed to have occurred pursuant to Section 10 or (iii) this Agreement is terminated pursuant to Section 11.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Second Amendment Effective Date” means August 23, 2024.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Indemnified Party” has the meaning set forth in Section 10(b).

“Servicer” means MoneyLion Technologies Inc., a Delaware corporation, in its capacity as Servicer under the Servicing Agreement.

“Servicer Event of Default” has the meaning set forth in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement, dated as of the Closing Date, among the Initial Purchaser, Purchaser Agent, Servicer and any Additional Purchasers from time to time party thereto and hereto, as amended, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to any Person, (a) such Person will own assets for which the sum of the value of the assets, both at fair market valuation and at fair valuations, exceeds the sum of such Person’s debts and other obligations, both at fair market valuation and at fair valuations; (b) such Person is and shall be able to pay its debts as such debts become due; (c) such Person does not intend to, does not believe, and should not have reasonably believed, that it would incur debts beyond its ability to pay those debts as they become due, or that the debts are beyond its ability to pay as the debts mature; and (d) such Person has assets and property that are sufficient and adequate, and not unreasonable small, for the business(es) or transaction(s) in which such Person is engaged or is about to be engaged.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges, similar fees or withholdings (including backup withholdings) imposed under applicable law and/or by any governmental authority that are in the nature of a tax, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to any of the foregoing.

“Term” means the period of time from and including the Closing Date through the Scheduled Termination Date (or as otherwise extended by the Parties).

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, the following: (a) a Reportable Event; (b) the withdrawal of the Seller or any other member of the Controlled Group from that Pension Plan during a plan year in which that the Seller or other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the termination of that Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of that Pension Plan as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate that Pension Plan; or (e) any event or condition that could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, that Pension Plan.

“Total Assets” means, as of any date with respect to any Person, all assets of such Person and its consolidated Subsidiaries that in accordance with GAAP would be classified as assets upon a balance sheet of such Person prepared as of such date.

“Total Book Value” means, as of any date with respect to any Person, Total Assets minus Total Liabilities.

“Total Liabilities” means, as of any date with respect to any Person, all liabilities of such Person and its consolidated Subsidiaries that in accordance with GAAP would be classified as liabilities upon a balance sheet of such Person prepared as of such date.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single-employer plan terminations.

“Transaction Document” means this Agreement, the Servicing Agreement, the Account Control Agreement, the Performance Guaranty, each Joinder Agreement, and the Backup Servicing Agreement.

“Treasury Regulations” means such provisions of the income tax regulations of the United States Department of the Treasury or any successor provisions promulgated under the Code.

“Turbo Fee” means a service fee charged by the Seller upon a MoneyLion Accountholder’s request to expedite disbursement of Instacash.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Unpaid Rate (30 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within thirty (30) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unpaid Rate (35 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within thirty (35) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unpaid Rate (40 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within thirty (40) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unpaid Rate (60 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within sixty (60) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unpaid Rate (65 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within sixty (65) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unpaid Rate (70 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within sixty (70) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

“Unused Portion of the Facility Limit” means, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Group Outstanding Purchased Amount at such time.

“Yield Collections” means, with respect to any Receivable, all Collections thereon in excess of, and that are not classified as a repayment of, the Purchase Price of such Receivable.

Section 2. Sale of Eligible Receivables; Related Covenants.

(a)
Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, each Purchaser shall, on a committed basis, from time to time purchase from the Seller and make cash payments to Seller of the related Purchase Price in respect of the Eligible Receivables and all Related Rights pertaining thereto (each such cash payment, a “Purchase”), and the Seller shall take commercially reasonable measures to offer from time to time for sale to the Purchasers, in each case against delivery of the applicable Purchase Price, Eligible Receivables and all Related Rights pertaining thereto with an anticipated minimum sale volume as described on Schedule II hereto. Notwithstanding the foregoing, under no circumstances shall any Purchaser be obligated to purchase from the Seller if, after giving effect to such Purchase:

(i) The aggregate Group Outstanding Purchased Amount would exceed the Facility Limit; or

(ii) the aggregate Individual Outstanding Purchased Amount of such Purchaser would exceed its Commitment.

(b)
The Eligible Receivables and Related Rights sold on each Purchase Date shall be as described in the applicable Eligible Receivables Schedule as further described in Section 3 and shall be sold, transferred, assigned, set over and otherwise conveyed to the applicable Purchaser, absolutely and not as collateral security, pursuant to the applicable Confirmation pursuant to Section 3(b) below.
(c)
Although the Parties hereto intend that any sale of Eligible Receivables hereunder shall constitute an absolute assignment and transfer of ownership of all of the Seller’s right, title and interest in and to the Eligible Receivables sold, and not a loan, if any such assignment is deemed to be a loan, the Parties hereto intend that the rights and obligations of the Parties hereto to such loan shall be established pursuant to the terms of this Agreement. The Parties also intend and agree that if and to the extent that the transfer of Purchased Receivables and Related Rights is for any purpose recharacterized by a court or other Governmental Authority as a collateral transfer for security or the transactions contemplated by this Agreement are characterized as financing transactions or loans, the Seller shall be deemed to have granted to the Purchaser Agent (on behalf of the Purchasers), and the Seller does hereby grant to the Purchaser Agent (on behalf of the Purchasers), on the Closing Date, a first priority security interest in all of the Seller’s right, title and interest in, to and under such Purchased Receivables and Related Rights and that this Agreement shall constitute a security agreement under applicable law and the Purchasers will have all the rights and remedies of a secured party under the UCC and other applicable law. The Seller hereby consents to the filing by the Purchaser Agent or its assignee of the UCC-1 financing statement set forth as Exhibit B hereto in connection with the granting of security interest pursuant to this Section 2(c).
(d)
The Seller shall not take any action inconsistent with the Purchaser’s ownership in Purchased Receivables and shall not claim any ownership interest in any such Purchased Receivables (in each case other than with respect to any such Defective Receivables, Underperforming Receivables and Optional Repurchased Receivables repurchased by the Repurchase Purchaser pursuant to this Agreement).
(e)
The Seller shall not organize under the law of any jurisdiction other than the state under which it is organized as of the date hereof (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving at least ten (10) days prior written notice of such action to the Purchaser Agent. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser Agent’s interests in the Purchased Receivables.
(f)
At any time, and from time to time hereafter, upon the reasonable request of the Purchaser Agent, and without payment of further consideration to the Seller, the Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, recordings and assurances as may be reasonably required in order to better assign, transfer, grant, convey, assure and confirm to the applicable Purchasers ownership of the Assets sold hereunder (if any) (other than any such Defective Receivables, Underperforming Receivables and Optional Repurchased Receivables repurchased by the Repurchase Purchaser in accordance with this Agreement).
(g)
The Purchaser Agent and the Purchasers shall not notify any MoneyLion Accountholder of any sale, assignment, set-over, transfer and conveyance to the Purchaser(s) hereunder of any Receivable.

Section 3. Sale Procedures; Seller Delivery Obligations.

(a)
On each Purchase Date, the Seller shall deliver to the Purchaser Agent, on behalf of the Purchasers, a Confirmation with respect to those Eligible Receivables offered by the Seller for sale to the Purchasers on such date. Such Confirmation shall (i) be accompanied by an Eligible Receivables Schedule; (ii) include the aggregate Purchase Price for such Eligible Receivables to be paid on such proposed Purchase Date; and (iii) not specify any Purchaser, it being understood that Purchaser Agent shall specify the applicable Purchaser party to such Confirmation.
(b)
One or more Purchasers shall purchase such Eligible Receivables on any Purchase Date in accordance with Section 2 by remitting the aggregate Purchase Price listed on the applicable Confirmation on the Purchase Date set forth therein, and such payment shall for all purposes be deemed an acceptance of the offer of sale of the Receivable described therein (and the Related Rights), and upon such acceptance the Confirmation shall serve for all purposes as a legal, binding and enforceable bill of sale and assignment for each Receivable described therein (and the Related Rights).
(c)
In connection with each sale of Eligible Receivables hereunder, the Seller shall, at its own expense, on and after such Purchase Date, other than with respect to (x) any Defective Receivables and Underperforming Receivables repurchased by the Repurchase Purchaser after such Purchase Date pursuant to Section 7 below and (y) any Optional Repurchased Receivables repurchased by the Repurchase Purchaser after such Purchase Date pursuant to Section 10 below, indicate in its computer files that the Eligible Receivables transferred on such Purchase Date have been sold to a Purchaser (and shall specify such Purchaser) pursuant to this Agreement. Notwithstanding the foregoing, and without prejudice to the absolute sale (if any) intended hereby, the Seller may retain data relating to each Asset sold hereunder to be used by the Seller or its Affiliates for any lawful purpose.
(d)
Notwithstanding anything in this Agreement to the contrary, under no circumstances shall any Purchaser be obligated to purchase from the Seller until:

(i) the earlier to occur of (x) July 26, 2024 or (y) the date on which Initial Purchaser has entered into a credit facility that provides debt financing to purchase the Eligible Receivables on terms and conditions satisfactory to the Purchaser Agent in its sole discretion (for the avoidance of doubt, if the Initial Purchaser does not enter into a credit facility that provides debt financing to purchase the Eligible Receivables on terms and conditions satisfactory to the Purchaser Agent in its sole discretion by July 26, 2024, each of Purchaser’s obligation to purchase Receivables from the Seller shall no longer be subject to the satisfaction of the condition set forth in this clause (y)); and

(ii) the Purchaser Agent shall have received a duly executed Account Intercreditor Agreement among the Purchaser Agent, Monroe Capital Management Advisors, LLC and the Servicer along with executed consents and releases with to the Collection Account and the transactions contemplated hereunder.

Section 4. Purchase Price; Payment; Unused Fee.

(a)
From the Closing Date until the end of the first Monthly Period to occur after the Closing Date, the “Purchase Price” to be paid by a Purchaser in respect of Eligible Receivables on any Purchase Date shall be the Initial Purchase Price, which shall be calculated in accordance with the definition of such term set forth on Schedule III attached hereto.
(b)
After the end of the first Monthly Period to occur after the Closing Date, the “Purchase Price” to be paid by a Purchaser in respect of Eligible Receivables on any

Purchase Date shall be the Adjusted Purchase Price, which shall be calculated in accordance with the definition of such term set forth on Schedule III attached hereto.
(c)
On each Purchase Date, all payments of the Purchase Price shall be made by wire transfer (or as otherwise mutually agreed by the Seller and the applicable Purchaser), in immediately available funds, to the Funding Account or an account designated by the Seller to the Purchaser Agent in writing. Notwithstanding the foregoing, if on any Purchase Date there are Advance Collections in the ~~Collection~~Borrower Account, the Purchasers may utilize such Advance Collections (any such Advance Collections so utilized, “Recycled Collections”) to pay all or a portion, as applicable, of the Purchase Price on such Purchase Date and on such Purchase Date the applicable Purchaser shall only be required to wire to the Funding Account any Purchase Price in excess of the Recycled Collections so applied. In the event any Purchaser utilizes the Recycled Collections to pay all or a portion of the Purchase Price, on the applicable Purchase Date, the Purchaser Agent shall ~~direct the Servicer to~~ transfer the Recycled Collections to the Funding Account.
(d)
The Seller agrees to pay to the ~~Purchasers, through the~~ Purchaser Agent, a non-refundable unused fee (the “Unused Fee”), payable on a monthly basis in arrears, on the date that is five (5) Business Days after the end of each calendar month, commencing with ~~July 8~~September 9, 2024, in an amount equal to two percent (2%) per annum times the daily average Unused Portion of the Facility Limit, which shall be calculated on the basis of a 360-day year for the actual number of days elapsed during each calendar month; provided, that, the aggregate amount of the Unused Fees payable to the ~~Purchasers~~Purchaser Agent during the Term shall in no event exceed $1,750,000.

Section 5. Seller’s Representations and Warranties.

(a)
The Seller makes, as of the date hereof and as of each Purchase Date, each of the representations and warranties set forth in Annex B hereto.
(b)
The representations and warranties set forth in this Section 5 shall survive the date hereof and the sale of Eligible Receivables to a Purchaser on each Purchase Date.

Section 6. Purchasers’ Representations and Warranties.

(a)
The Purchaser Agent and the Purchasers make, as of the date hereof and as of each Purchase Date, each of the representations and warranties set forth in Annex C hereto.
(b)
The representations and warranties set forth in this Section 6 shall survive the date hereof and the purchase of Eligible Receivables by a Purchaser on each Purchase Date.

Section 7. Repurchase Rights and Obligations.

(a)
Upon discovery by the Seller or Servicer, or if the Seller or Servicer receives notice and related documentation from any of the other Parties to the Transaction Documents, that any Receivable sold to a Purchaser hereunder which was represented to be an Eligible Receivable, was not an Eligible Receivable as of the related Purchase Date (each such Receivable, a “Defective Receivable”), the Seller (in its capacity as a purchaser of a Receivable pursuant to this Section 7 or Section 10, the “Repurchase Purchaser”) shall have four (4) Business Days to cure such breach (the date on which the Repurchase Purchaser pays the applicable Repurchase Seller the Repurchase Price, the “Repurchase Date”) by repurchasing from the applicable Purchaser (in its capacity as a seller of a Receivable pursuant to this Section 7 or Section 10, a “Repurchase Seller”) such Defective Receivable and all Related Rights at the Repurchase Price.
(b)
Upon the occurrence of a Material Underperformance Event, the Repurchase Purchaser may (but shall not be obligated to) cure such Material Underperformance Event within ten (10) Business Days from the occurrence of such Material Underperformance Event by repurchasing from the applicable Repurchase Seller at the Repurchase Price certain of the Receivables (as determined by the Repurchase Purchaser) whose related MoneyLion Accountholders have deferred their Instacash Repayment Date (each such Receivable repurchased by the Seller, solely at the Seller’s option, in connection with the occurrence of a Material Underperformance Event, an “Underperforming Receivable”) until the applicable Material Underperformance Event no longer exists.
(c)
Upon the repurchase by the Repurchase Purchaser of a Defective Receivable pursuant to Section 7(a), an Underperforming Receivable pursuant to or Section 7(b) and an Optional Repurchased Receivable pursuant to Section 10, the applicable Repurchase Seller does hereby:

(i) sell, transfer, assign, and otherwise convey to the Repurchase Purchaser all right, title and interest of such Repurchase Seller in and to the applicable Defective Receivable, the applicable Underperforming Receivable, or the applicable Optional Repurchased Receivable and Related Rights thereto;

(ii) release (or cause the release of) any Liens in respect of such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable and represent and warrant to the Repurchase Purchaser that such Repurchase Seller has full and marketable title to such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable, free and clear of all Liens; and

(iii) represent and warrant to the Repurchase Purchaser that such Repurchase Seller has the full power and authority to so convey such rights, titles, and interests to the Repurchase Purchaser.

(d)
The representations and warranties set forth in Section 7(c)(ii) and Section 7(c)(iii) shall survive the date of repurchase and the termination of this Agreement.
(e)
Upon any repurchase of a Defective Receivable, an Underperforming Receivable or an Optional Repurchased Receivable, the applicable Repurchase Seller shall execute any documents, instruments, or assignments necessary to effect the transfer and assignment of all of such Repurchase Seller’s right, title and interest in and to such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable to the Repurchase Purchaser, including, without limitation, a Repurchase Confirmation, and shall release or terminate (or caused to be released or terminated) any Liens then covering such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable. Any reasonable and documented out-of-pocket expenses incurred by the applicable Repurchase Seller in connection with any such transfer and assignment, release or termination shall be paid for by the Repurchase Purchaser promptly upon demand by the Repurchase Seller.
(f)
The Repurchase Purchaser and each Repurchase Seller agree to act in good faith in connection with any repurchase, or requested repurchase, under this Section 7 or Section 10. In case of any dispute regarding a requested repurchase, each of the Repurchase Purchaser and the applicable Repurchase Seller agrees to cooperate in good faith in attempting to resolve such dispute.

Section 8. Conditions to Purchase and Sale.

(a)
The Seller’s obligation to sell and deliver the applicable Eligible Receivables hereunder as of any Purchase Date shall be subject to each of the following conditions precedent:

(i) all representations, warranties and statements by or on behalf of the Purchasers contained in this Agreement shall be true and correct in all material respects on the applicable Purchase Date (or such other date as is specifically set forth therein); and

(ii) the applicable Purchase Price shall have been paid as described herein.

(b)
The Purchasers’ obligation to purchase the Eligible Receivables hereunder as of any Purchase Date shall be subject to each of the following conditions precedent:

(i) all representations, warranties and statements by or on behalf of the Seller contained in this Agreement shall be true and correct in all material respects on the applicable Purchase Date (or such other date as is specifically set forth therein);

(ii) Seller shall be in compliance in all material respects with the applicable covenants under the Transaction Documents;

(iii) such Purchaser’s receipt of the applicable Confirmation (including the applicable Eligible Receivables Schedule);

(iv) no Servicer Event of Default shall have occurred and be continuing;

(v) the Purchaser Agent has received the Transaction Documents (other than the Backup Servicing Agreement pursuant to clause (vi) below), each dated the Closing Date or as of the Closing Date (other than such Transaction Documents that are executed in connection with any Joinder Agreement, which Transaction Documents shall be dated as of the date of such Joinder Agreement) duly executed and delivered by each party thereto and being in full force and effect;

(vi) with respect to any Purchase Date occurring after the date that is ~~sixty~~ninety (~~60~~90) days (or such later date that the Purchaser Agent (on behalf of the Purchasers) may reasonably agree to) after the Closing Date, the Purchaser Agent shall have received a duly executed and delivered Backup Servicing Agreement;

(vii) no Event of Termination or Material Underperformance Event has occurred and is continuing; and

(viii) unless otherwise waived by the Purchasers, the Seller shall have been in compliance with the Concentration Limitations on a pro forma basis after giving effect to such Purchase.

Section 9. Covenants of the Seller.

At all times from the Closing Date until the Scheduled Termination Date.

(a)
Financial Reporting. The Seller shall furnish to the Purchaser Agent:

(i) within sixty (60) days after the end of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending June 30, 2024, unaudited consolidated balance sheets of the Servicer and its Subsidiaries as of the end of that fiscal quarter, together with consolidated statements of earnings and a consolidated statement of cash flows for that fiscal quarter and for the period beginning with the first day of that fiscal year and ending on the last day of that fiscal quarter, together with a comparison with the corresponding period of the previous fiscal year.

(ii) on or prior to the date that is the earlier of (x) one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending on December 31, 2024) and (y) the date following the end of a fiscal year (commencing with the fiscal year ending December 31, 2024) by which Parent is required to file Form 10-K with the SEC, (i) the consolidated balance sheet of Servicer as at the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows of Servicer for such fiscal year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous fiscal year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing or another accounting firm reasonably acceptable to the Purchaser Agent (which report shall not be subject to a “going concern” or scope of audit qualification (except for any such qualification pertaining to, or disclosure of an exception or qualification resulting from, (x) the maturity (or impending maturity) of any Debt or (y) any breach or anticipated breach of any financial covenant in any agreement governing Debt of Parent or any Subsidiary), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Servicer as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP in all material respects.

(iii) Notwithstanding the foregoing, the obligations in Section 9.1(a)(i) and Section 9.1(a)(ii) may be satisfied with respect to financial information of the Servicer and its Subsidiaries by furnishing the Form 10-K or 10-Q of Parent filed with the SEC; provided that, (x) if (1) such financial statements relate to such other Person, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Person, on the one hand, and the information relating to Servicer and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by an officer of Servicer as having been fairly presented in all material respects and (y) to the extent such statements are in lieu of statements required to be provided under Section 9.1(a)(ii), such statements shall be accompanied by an audit report that would satisfy the applicable requirements set forth in Section 9.1(a)(ii) as if the references to “Servicer” therein were references to such Person;

(b)
Event of Termination; Regulatory Trigger Events. The Seller will deliver to the Purchaser Agent (on behalf of the Purchasers), promptly, and in any event within five (5) Business Days of any authorized officer of the Seller obtaining knowledge (i) of any condition or event that constitutes an Event of Termination or that after notice or lapse of time or both would constitute an Event of Termination or that notice has been given to the Seller or any of its subsidiaries with respect thereto; (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a materially adverse effect on the business, a material portion of the Purchased Receivables, properties or financial condition of the Seller to perform the services provided for herein or (iii) except for any Regulatory Trigger Event which has been disclosed in Parent’s public filings with the SEC, the occurrence of any of the events described in the definition of Regulatory Trigger Event, whether or not Seller has determined that such events will be material, a certificate of such authorized officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Termination, potential Regulatory Trigger Event, and what action the Seller or any of its Affiliates, as applicable, has taken, is taking and proposes to take with respect thereto.
(c)
Monthly Compliance Reporting. Within three (3) Business Days following the last day of each calendar month commencing with the calendar month ending on July 31, 2024, the Seller shall deliver a Compliance Certificate signed by an officer of the Seller, stating that no Event of Termination has occurred during the most recently completed Monthly Period.

(d)
Sales and Liens. Except as otherwise provided herein and Permitted Liens, the Seller shall not sell, assign or otherwise dispose of, or permit any Lien (except for Permitted Liens) upon or with respect to any Purchased Receivables and the Related Rights.
(e)
Eligibility Guidelines. The Seller shall not, and shall not permit Servicer to, amend or otherwise modify the Eligibility Guidelines in any manner without the prior written consent of the Purchasers.

Section 10. Events of Termination.

If any of the following events (each an “Event of Termination”) shall occur:

(a)
As of the last day of any Monthly Period, with respect to any Monthly Vintage Pool, if the Unpaid Rate (30 Days) shall exceed 13.00% (the “Level One Unpaid Rate Repurchase Trigger” and any such Monthly Vintage Pool whose Unpaid Rate (30 Days) exceeds 13.00%, a “Level One Monthly Vintage Pool”); provided, that such occurrence shall not be deemed an occurrence of an Event of Termination under this Section 10(a) if either (x) the Unpaid Rate (35 Days) of each such Level One Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is five (5) calendar days following the last day of such Monthly Period, does not exceed 13.00% and the Unpaid Rate (40 Days) of each such Level One Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is ten (10) calendar days following the last day of such Monthly Period, does not exceed 13.00% (such Level One Monthly Vintage Pool, a “Cured Level One Monthly Vintage Pool”) or (y) in the event the Seller, at its sole option, within ten (10) Business Days after the last day of such Monthly Period repurchases at the Repurchase Price certain of the Receivables (as determined by the Seller) in such Monthly Vintage Pool that have not been repaid within thirty (30) calendar days of the Instacash Repayment Date relating to each such Receivable until the Unpaid Rate (30 Days) for the remaining Receivables in such Monthly Vintage Pool is equal to or not greater than the Level One Unpaid Rate Repurchase Trigger; further provided that it shall be an Event of Termination under this Section 10(a) if the Monthly Vintage Pool immediately succeeding a Cured Level One Monthly Vintage Pool is Level One Monthly Vintage Pool;
(b)
As of the last day of any Monthly Period, with respect to any Monthly Vintage Pool, if the Unpaid Rate (60 Days) shall exceed 11.00% (the “Level Two Unpaid Rate Repurchase Trigger” and any such Monthly Vintage Pool whose Unpaid Rate (60 Days) exceeds 11.00%, a “Level Two Monthly Vintage Pool”); provided, that such occurrence shall not be deemed an occurrence of an Event of Termination under this Section 10(b) if either (x) the Unpaid Rate (65 Days) of each such Level Two Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is five (5) calendar days following the last day of such Monthly Period, does not exceed 11.00% and the Unpaid Rate (70 Days) of each such Level Two Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is ten (10) calendar days following the last day of such Monthly Period, does not exceed 11.00% (such Level Two Monthly Vintage Pool, a “Cured Level Two Monthly Vintage Pool”) or (y) in the event the Seller, at its sole option, within ten (10) Business Days after the last day of such Monthly Period repurchases at the Repurchase Price certain of the Receivables (as determined by the Seller) in such Monthly Vintage Pool that have not been repaid within sixty (60) calendar days of the Instacash Repayment Date relating to each such Receivable until the Unpaid Rate (60 Days) for the remaining Receivables in such Monthly Vintage Pool is equal to or not greater than the Level Two Unpaid Rate Repurchase Trigger; further provided that it shall be an Event of Termination under this Section 10(b) if the Monthly Vintage Pool immediately succeeding a Cured Level Two Monthly Vintage Pool is Level Two Monthly Vintage Pool

provided that, notwithstanding the foregoing, as of any date the aggregate amount of repurchases that may be effected by the Seller under this Section 10 or Section 7(b), in each case, solely at the Seller’s option, on a combined basis, shall not exceed an amount equal to 10% of the Group Outstanding Purchased Amount as of the date of such repurchase; further provided that, Seller shall only be entitled to exercise a repurchase under this Section 10 or Section 7(b) once per calendar year.

(c)
As of the last day of any Monthly Period beginning with the Monthly Period ending on July 31, 2024, if the 3-Month Average Unpaid Rate (30 Days) shall exceed 8.25%;
(d)
As of the last day of any Monthly Period beginning with the Monthly Period ending on July 31, 2024, if the 3-Month Average Unpaid Rate (60 Days) shall exceed 6.75%; or
(e)
The occurrence of any Change of Control which would reasonably be expected to impair the Servicer’s ability to perform its obligations under the Servicing Agreement;
(f)
At all times, unrestricted and unencumbered cash and cash equivalents of the Parent and its Subsidiaries shall be not less than $30,000,000;
(g)
As of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2024, the Total Book Value of the Parent and its consolidated Subsidiaries shall not decrease by greater than 50% from the last day of the immediately preceding fiscal quarter; and
(h)
Failure by the Seller to repurchase any Defective Receivable in accordance with Section 7(a).

then, in any such Event of Termination, the Purchaser Agent may (and at the direction of all Purchasers, shall) by notice to the Seller declare the Scheduled Termination Date to have occurred (in which case the Scheduled Termination Date shall be deemed to have occurred).

Section 11. Termination.

This Agreement shall terminate on the Scheduled Termination Date unless the Seller and the Purchaser Agent (on behalf of the Purchasers) mutually agree to extend the Scheduled Termination Date for an additional one-year period. Notwithstanding the foregoing, at any time prior to the Scheduled Termination Date, this Agreement may be terminated by mutual agreement between the Seller and the Purchaser Agent (on behalf of the Purchasers) or in accordance with Section 10. The expiration or termination of this Agreement shall not terminate or otherwise affect any obligations of the Seller, Purchaser Agent or the Purchasers from time to time under this Agreement relating to events prior to such termination or expiration. Without limiting the foregoing, the Seller’s repurchase obligations under Section 7, and the indemnification obligations of the Parties under Section 13(a) and Section 13(b), shall expressly survive the expiration or termination of this Agreement.

Section 12. Backup Servicing Agreement

Each of the Purchaser Agent and the Purchasers agrees that neither the Seller nor the Servicer shall have any obligation to pay or reimburse the Backup Servicer, the Purchaser Agent or any Purchaser for fees, costs and expenses incurred by the Backup Servicer, the Purchaser Agent or any Purchaser in connection with the preparation, negotiation, execution, delivery and administration of the Backup Servicing Agreement, including, without limitation, any fees or other amounts payable under the Backup Servicing Agreement.

Section 13. Miscellaneous Provisions.

(a)
The Seller hereby indemnifies and holds harmless the Purchaser Agent, each Purchaser, their permitted assignees and their respective Affiliates and their respective officers, directors, employees, counsel and other agents (each, a “Purchaser Indemnified Party”) from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses) actually suffered or incurred by such Purchaser Indemnified Party, arising out of or resulting from (i) the breach or inaccuracy of any representation, warranty, covenant or other agreement made by the Seller hereunder (other than with respect to any representation as to any Defective Receivable being an Eligible Receivable, provided such Defective Receivable is timely repurchased pursuant to the terms hereof) and (ii) any Regulatory Trigger Event occurring with respect to any Purchased Receivable.
(b)
Purchaser Agent and each Purchaser hereby indemnifies and holds harmless the Seller and its Affiliates and its officers, directors, employees, counsel and other agents (each, a “Seller Indemnified Party,” and collectively with each Purchaser Indemnified Party, an “Indemnified Party”) from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses) actually suffered or incurred by such Seller Indemnified Party, arising out of or resulting from the breach or inaccuracy of any representation, warranty, covenant or other agreement made by a Purchaser hereunder.

(c)
Notwithstanding any other provision of this Agreement (including Section 13(a) and Section 13(b) above), to the fullest extent permitted by applicable law, each Party hereto, and each other Indemnified Party, shall not assert, and by its acceptance of rights hereunder hereby waives, and acknowledges that no other Person (including any assignee of any Eligible Receivable) shall have, whether pursuant to Section 13(a) or Section 13(b) or otherwise, any claim against the other Party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. Notwithstanding any other provision of this Agreement (including Section 13(a) and Section 13(b) above), no Party shall be liable for any indemnification to an Indemnified Party to the extent that any such indemnified liabilities (a) result from such Indemnified Party’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible Purchased Receivables.
(d)
NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, until the date on which Initial Purchaser has entered into a credit facility that provides debt financing to purchase the Eligible Receivables on terms and conditions satisfactory to the Purchaser Agent in its sole discretion, PURCHASHER AGENT AND EACH PURCHASER’S MAXIMUM LIABILITY, IN THE AGGREGATE, UNDER THIS AGREEMENT SHALL NOT EXCEED THE UNUSED FEES REQUIRED TO BE PAID TO PURCHASHER AGENT AND EACH PURCHASER PURSUANT TO THE TERMS OF THE PRIOR TO ANY CLAIM (such limit on the maximum liability of the Purchaser Agent and each Purchaser, the “Liability Limit”). THE Liability Limit SET FORTH IN THIS SECTION SHALL APPLY CUMULATIVELY TO ALL MULTIPLE LIABILITY EVENTS AND SHALL NOT BE MULTIPLIED BY THE NUMBER OF INDIVIDUAL EVENTS OR CLAIMS.
(e)
This Agreement and the other Transaction Documents set forth the entire understanding among the Parties hereto as to the subject matter set forth herein. The provisions of this Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by Parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.
(f)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF. ALL JUDICIAL PROCEEDINGS BROUGHT ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HEREUNDER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH

COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY’S ADDRESS SET FORTH IN Section 13(h) OF THIS AGREEMENT, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE OTHER PARTIES HEREUNDER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS Section 13(e) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or electronic transmission (i.e. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Each of the Parties hereto agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

(h)
If any provision of this Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.
(i)
All notices, requests, demands or other instruments which may or are required to be given by a Party to another hereunder to a Party’s address set forth in this Section 13(h) and may be delivered or furnished by electronic communication (including e-mail) pursuant to procedures mutually approved by the Seller and the Purchaser Agent. All notices, requests, demands or other instruments given by any Party to another hereunder shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) certified mail, upon receipt or refusal thereof, and (iv) if delivered by electronic mail, upon sender’s receipt of confirmation of proper transmission.

If to the Purchaser Agent or the Purchasers:

c/o Sound Point Capital Management, LP, as Purchaser Agent

375 Park Avenue, 33rd Floor

New York, NY 10152

Attn: [*****]

Tel: [*****]

Email: [*****]

If to the Seller:

ML Plus LLC

c/o MoneyLion Technologies Inc.

249-245 West 17th Street, 4th Floor

New York, New York 10011

Attention: [*****]

E-mail: [*****]

Any Party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

(j)
All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes agreed to between the Purchaser Agent and the Seller, or as may be required by applicable laws hereafter enacted.

(k)
Information provided by Seller or the Servicer to a Purchaser, Purchaser Agent or any of their respective Affiliates shall not include confidential information that meets the definition of non-public personally identifiable information (“NPI”) regarding a MoneyLion Accountholder as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations (collectively, the “GLB Act”), or protected by other Requirements of Law regarding privacy (collectively, “Privacy Laws”). Seller and Servicer agree that NPI will not be disclosed or made available to any Purchaser, Purchaser Agent or any of their third party, agent or employee for any reason whatsoever, other than upon written request by Purchaser Agent and:

(i) on a “need to know” basis in order for a Purchaser or Purchaser Agent to perform its obligations under this Agreement, any other Transaction Document and any other agreement related to the Receivables; provided, that such agents or representatives receiving NPI are subject to a confidentiality obligation which shall be consistent with and no less restrictive than the provisions of this Section 13(j); or

(ii) as required by Requirements of Law or Governmental Authorities or as otherwise expressly permitted by this Agreement (subject to Privacy Laws); provided, that, prior to any disclosure of NPI to Purchaser Agent or a Purchaser as required by Requirements of Law, the applicable Purchaser(s) or Purchaser Agent shall, if permitted by Requirements of Law:

(A)
not disclose any such information until it has notified Seller or Servicer in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated; and

(B) cooperate to the fullest extent possible with all lawful efforts by Seller and Servicer to resist or limit disclosure.

Upon receipt of any NPI pursuant to Section 13(j)(i)-(ii), the receiving Purchaser(s) and Purchaser Agent shall: (i) promptly notify Seller of any unauthorized access to that NPI or any breach in security measures or systems for the protection of that NPI and take appropriate action to prevent further unauthorized access or cure such breach, (ii) cooperate with Seller and Servicer with respect to their investigation or inquiry as to any such unauthorized access or breach, provide any notices regarding such unauthorized access or breach to appropriate law enforcement agencies and government regulatory authorities and affected consumers as Servicer reasonably deems appropriate and pay reasonable expenses related thereto.

Each of the Parties hereto shall comply with all Requirements of Law regarding use, disclosure and safeguarding of any and all consumer information and will maintain a comprehensive written information security program, in compliance with Requirements of Law, which shall include all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, to (w) ensure the security and confidentiality of the NPI, (x) protect against any foreseeable threats or hazards to the security or integrity of NPI, (y) protect against unauthorized access to or use of such information, and (z) ensure appropriate disposal of NPI.

(l)
This Agreement shall be binding on, and shall inure to the benefit of, the Seller, each Purchaser and the Purchaser Agent and may not be assigned by Party without the consent of the other Parties. Notwithstanding the foregoing, any Receivables sold hereunder and any related rights of the Purchasers with respect thereto under this Agreement and the other Transaction Documents may be assigned by a Purchaser to (i) Persons that are Affiliates and not Competitors, or (ii) in connection with a pledge under a private debt facility to a lender. In connection with any such permitted assignment, any additional reasonably customary fees and expenses incurred by the Seller as a result of any such assignment shall be promptly reimbursed by the applicable Purchaser(s) upon demand by the Seller. The Seller shall provide commercially reasonable assistance to the Purchasers or Purchaser Agent in connection with any such assignment of Eligible Receivables, provided that the Seller shall not be required to expend any of its own funds or incur any expenses in connection with such assistance. Notwithstanding the foregoing, assignments may not be made to any entity (including any Affiliates) for purposes of effecting or participating in a securitization transaction or other similar capital markets transaction (including but not limited to 144A/Regulation S private placements or registered offerings).
(m)
Notwithstanding anything to the contrary herein, the Purchaser Agent and Seller may from time to time, in their sole discretion, amend the Eligibility Criteria set forth on Annex A (which shall also include any corresponding amendments to the definition of “Eligible MoneyLion Accountholder”, as necessary), and any such amendments shall not require the execution of an amendment to this Agreement and shall be deemed effective upon Purchaser Agent’s and Seller’s written agreement thereof (which may be via email).

Section 14. Confidentiality

Each of the Purchaser Agent, Purchasers and the Seller (each, a “Receiving Party”) agrees to maintain the confidentiality of all information furnished or delivered to it pursuant to or in connection with the Transaction Documents (the “Information”). Such Information may be used by the Receiving Parties only for the purpose for which it was disclosed to them and may be disclosed only for the purpose of or in connection with the transactions contemplated by the Transaction Documents to:

(a)
such Receiving Party’s Affiliates or such party’s or its Affiliates’ directors, officers, employees, agents, accountants, auditors, legal counsel and other representatives (collectively, “Receiving Party Representatives”), in each case, who need to know such Information for the purpose of assisting in the negotiation, completion and administration of such Transaction Documents, provided that any such Receiving Party Representative is made aware of the Receiving Party’s obligations under this Section 14 prior to such disclosure being made;

(b)
such Receiving Party’s permitted assigns, transferee, successors and participants to the extent such disclosure is made pursuant to a written agreement to hold such information upon substantially the same terms as this Section 14 or such other terms as may be agreed by the Servicers and the Purchaser Agent;
(c)
any Person who is a party to a Transaction Document;
(d)
to the extent required by Applicable Law or by any Governmental Authority;
(e)
the extent that such Receiving Party needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or in connection with any action or proceeding relating to any Transaction Document; and
(f)
if the Seller, the Purchaser Agent or the applicable Purchaser, as applicable, shall have consented, in writing, to such disclosure.

Section 15. Joinder of Additional Purchasers.

At any time during the Term:

(a)
without the written consent of the Seller or Servicer, one or more Additional Purchasers that (i) is an Affiliate of Purchaser Agent and/or a Purchaser and (ii) is not a Competitor may join this Agreement and the Servicing Agreement as a Purchaser in all respects by delivering an executed Joinder Agreement to the Seller and Servicer and such delivered Joinder Agreement shall be executed by Seller and Servicer; and
(b)
with the written consent of the Seller, one or more Additional Purchasers that (i) is not an Affiliate of Purchaser Agent and/or a Purchaser and (ii) is not a Competitor may join this Agreement and the Servicing Agreement as a Purchaser in all respects by delivering an executed Joinder Agreement to the Seller and Servicer along with such other approvals, resolutions, certificates, legal opinions and other documents as the Seller may reasonably request, in each case, in form and substance reasonably acceptable to the Seller. Seller’s written consent pursuant to this Section 15(b) shall be evidenced by Seller and Servicer’s execution of such Joinder Agreement delivered by such Additional Purchaser provided, that, notwithstanding the foregoing, the Seller shall be entitled to deny its consent to assignments made pursuant to this Section 15(b) to more than five (5) other Persons in the aggregate hereunder.

Upon execution of any Joinder Agreement, the Additional Purchaser thereunder shall become a Purchaser hereunder and under the Servicing Agreement, subject to the rights, duties and obligations of a Purchaser in all respects.

Section 16. Increase in Facility Limit.

Upon notice to the Purchaser Agent and each Purchaser, the Seller may request at any one or more times after the Closing Date that each of the Purchasers ratably increase their respective unused Commitments (an “Incremental Commitment”). The total amount of the Incremental Commitments shall not exceed $75,000,000. At the time of sending such notice with respect to the Purchasers and the Purchaser Agent, the Seller shall specify (x) the time period within which the Purchasers are requested to respond to the Seller’s request (which shall in no event be less than ten (10) days from the date of delivery of such notice to the Purchaser Agent) and (y) the amount of the Incremental Commitment being requested, which shall be in a minimum amount of $1,000,000. Each of the Purchasers shall notify the Purchaser Agent and the Seller and the Servicer within the applicable time period whether or not such Purchaser agrees, in its sole discretion, to make such ratable increase to such Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment. Any Purchaser not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser’s Commitment. In the event that one or more Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Purchasers as agreed in writing among the Seller and such willing Purchasers (in each case, in their sole discretion), such that such Purchasers increase in their Commitment exceeds such Purchaser’s ratable share. Any such Purchaser may agree, in its sole discretion, to such increase in its Commitment. If the Commitment of any Purchaser is increased in accordance with this Section 16, the Purchaser Agent, the Purchasers, the Seller and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase in the Facility Limit. On the effective date of such increase, the Seller shall pay to each Purchaser that has increased its Commitment, through the Purchaser Agent, a non-refundable upsize fee (the “Upsize Fee”) in an amount equal to the product of (x) 1.00% and (y) the amount by which the Purchaser has increased its Commitment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Sound Point Capital Management, LP, as the Purchaser Agent

By: ________________________________

Name:

Title:

SP Main Street Funding I LLC, as an Initial Purchaser

By: ________________________________

Name:

Title:

ML Plus LLC, as the Seller

By: ________________________________

Name:

Title:

33

[MoneyLion] Master Receivables Purchase Agreement

SCHEDULE I

CommitMents

[*****]

1

[MoneyLion] Master Receivables Purchase Agreement

SCHEDULE II

TARGET SALE AMOUNTS

[*****]

Schedule III

Purchase price calculations

[*****]

SCHEDULE IV

Calculation of revised percentage

[*****]

SCHEDULE V

Seller information

[*****]

SCHEDULE VI

List of Competitors

[*****]

Annex A
Eligibility Criteria

[*****]

Annex B
Seller’s Representations and Warranties

[*****]

Annex C
Purchaser Agent and Purchasers’ Representations and Warranties

[*****]

Exhibit A
Form of Confirmation

[*****]

Exhibit B
Form of Back-up UCC-1

[*****]

Exhibit C
Form of Confirmation (Repurchase)

[*****]

Exhibit D
Form of Joinder Agreement to Master Receivables Purchase Agreement

[*****]

Exhibit E
Eligibility Guidelines

[*****]

Exhibit F
Form of Compliance Certificate

[*****]